UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 1, 2018, the Company announced that it entered into a term loan credit agreement (the “Term Loan Credit Agreement”) with certain lenders party thereto and Pathlight Capital LLC (“Pathlight”) as administrative and collateral agent (the “Term Loan Agent”), pursuant to which the Company initially borrowed the principal amount of $22.5 million, with an additional incremental loan of $2.5 million to be available to be borrowed if certain conditions under the Term Loan Credit Agreement are met (collectively, the “Term Loan”).

Proceeds of the Term Loan were used to repay the entire balance of term loans outstanding under the Company’s existing term loan credit agreement with certain lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

Term Loan Credit Agreement

On February 1, 2018, the Company and the Company’s wholly-owned subsidiary, Cave Springs, Inc. (“Cave Springs,” and together with the Company in their capacity as borrowers under the Term Loan Credit Agreement, the “Term Loan Borrowers”) entered into the Term Loan Credit Agreement. The obligations of the Term Loan Borrowers under the Term Loan Credit Agreement are guaranteed by Mothers Work Canada, Inc. (“Mothers Work Canada”), and DM Urban Renewal, LLC (“DM Urban Renewal”), each a wholly-owned subsidiary of the Company. The principal terms of the Term Loan Credit Agreement are as follows:

•	Maturity Date: The maturity date of the Term Loan Credit Agreement is the earlier of (i) the date that the Discharge of the ABL Obligations (as defined in the Intercreditor Agreement described below) occurs, (ii) February 1, 2023, (iii) the occurrence of specified Events of Default under the Term Loan Credit Agreement, or (iv) the acceleration of the Term Loan and the termination of the Term Loan Commitments (as defined in the Term Loan Credit Agreement) in specified circumstances pursuant to the Term Loan Credit Agreement.

•	Financial Covenants: The Term Loan Borrowers are required to maintain Excess Availability (as defined in the Revolving Credit Agreement) at all times of at least the greater of (x) 10% of the Combined Loan Caps (as defined in the Term Loan Credit Agreement) or (y) $7,000,000.

•	Interest Rate: The interest rate on outstanding borrowings is equal to a LIBOR rate plus 9.00%.

•	Amortization: The Term Loan Borrowers are required to repay the Term Loan in quarterly installments in the amount of $312,500.00, payable on the last business day of each January, April, July and October commencing with July 31, 2018. The entire remaining outstanding balance of the Term Loan is payable on the Maturity Date.

•

Term Loan Borrowing Base: The Term Loan Credit Agreement establishes a borrowing base with respect to the Term Loan based on a percentage of certain inventory balances, a percentage of the appraised value of intellectual property and the Incentive Program Assets Advance (as defined in the Term Loan Credit Agreement). If the outstanding balance of the Term Loan exceeds this borrowing base, then a reserve is required to be imposed against availability under the ABL Credit Agreement.

•	Optional Prepayments: The Term Loan Credit Agreement allows for the Term Loan to be prepaid, in whole or in part, subject to the payment of a prepayment premium as described below. Voluntary prepayments are restricted by the terms of the ABL Credit Agreement and Intercreditor Agreement as described below.

•	Mandatory Prepayments: The Term Loan Borrowers are required to prepay the Term Loan in certain circumstances, including certain dispositions of the Term Priority Collateral (as defined in the Intercreditor Agreement described below).

•	Prepayment Premium: If the Term Loan Borrowers prepay all or a portion of the Term Loan on or before the third anniversary of the closing date, such payment shall be accompanied by the payment of a premium, which premium may be adjusted depending on the timing and nature of the prepayment.

•	Restricted Payments: The Term Loan Credit Agreement prohibits the payment of dividends or share repurchases by the Company for three years. Thereafter, such payment may be made upon satisfaction of certain conditions including a minimum Excess Availability (as defined in the ABL Credit Agreement).

•	Covenants; Representation and Warranties: The Term Loan Credit Agreement contains additional affirmative and negative covenants and representations and warranties that are ordinary and customary for similar credit facilities.

•	Security: The obligations under the Term Loan Credit Agreement are secured by a security interest in substantially all of the assets of the Term Loan Borrowers and the guarantors, including accounts receivable, inventory, equipment, letter of credit rights, cash, intellectual property and other intangibles and certain other assets.

•	Default and Acceleration: Any Term Loan and other obligations under the Term Loan Credit Agreement may be accelerated and become due and payable immediately upon an event of default and expiration of any applicable cure period. Events of default include: (a) nonpayment and performance defaults under the Term Loan Credit Agreement and related loan documents; (b) cross-defaults to other indebtedness and documents; (c) certain representations and warranties being incorrect or misleading; (d) insolvency; (e) voluntary and involuntary bankruptcy; (f) judgments and attachments; (g) revocation of any guaranty; (h) dissolution; (i) cessation of business; (j) change in control; (k) impairment of a material portion of the security; (l) customary ERISA defaults; (m) actual or asserted invalidity or unenforceability of any loan documents or subordination agreement or liens securing obligations under the loan documents; (n) default under certain material contracts to the extent such termination or default has or could be reasonably be expected to have a material adverse effect; (o) certain events with respect to credit card agreements; (p) material uninsured loss; and (q) indictment by any governmental authority under any criminal statute or where forfeiture of collateral is a remedy.

The foregoing description is qualified in its entirety by reference to the full and complete terms contained in the Term Loan Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Amendments to the Existing Credit Agreement

On February 1, 2018, the Company and Cave Springs (in their capacity as borrowers under the ABL Credit Agreement, the “ABL Borrowers”) entered into an Amendment No. 3 to Amended and Restated Credit Agreement (the “ABL Amendment”) with the lenders party thereto and Wells Fargo as administrative and collateral agent (the “ABL Agent”). The ABL Amendment amended the Company’s Amended and Restated Credit Agreement dated March 25, 2016, as previously amended by the Consent and Amendment No. 1, dated December 19, 2016 and Amendment No. 2, dated April 7, 2017. As a result of the ABL Amendment, the Term Loan Credit Agreement was allowed for and certain other amendments were made including the following:

•	Maturity Date: The maturity date of the ABL Credit Agreement was extended to February 1, 2023 (from March 25, 2021).

•	Financial Covenant: The ABL Borrowers are required to maintain Excess Availability (as defined in the ABL Credit Agreement) at all times of at least the greater of (x) 10% of the Combined Loan Caps (as defined in the ABL Credit Agreement) or (y) $7,000,000.

The ABL Credit Agreement continues to be guaranteed by Mothers Work Canada and DM Urban Renewal, and secured by substantially all of the assets of the Company, Cave Springs, Mothers Work Canada and DM Urban Renewal.

The foregoing description is qualified in its entirety by reference to the full and complete terms contained in the ABL Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

Intercreditor Agreement

On February 1, 2018, the ABL Agent and Term Loan Agent entered into an Intercreditor Agreement, acknowledged by the Company, Cave Springs, Mothers Work Canada and DM Urban Renewal (the “Intercreditor Agreement”), pursuant to which the ABL Agent and Term Loan Agent agreed to the relative priority of their liens on the collateral securing the obligations under the ABL Credit Agreement and Term Loan Credit Agreement, respectively, and certain other intercreditor matters. Pursuant to the Intercreditor Agreement, the Term Priority Collateral is defined to include all equipment, intellectual property, fee owned real estate, fixtures and Incentive Program Assets (as defined in the Intercreditor Agreement) (and proceeds thereof). All collateral that is not Term Priority Collateral is ABL Priority Collateral.

The foregoing description is qualified in its entirety by reference to the full and complete terms contained in the Intercreditor Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by this reference.

Item 7.01	Regulation FD Information.

On February 1, 2018, the Company issued a press release relating to consummation of the transactions described in this Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated February 1, 2018, by and among Destination Maternity Corporation and Cave Springs, Inc., as borrowers, Mothers Work Canada, Inc. and DM Urban Renewal, LLC as guarantors, the lenders from time to time party thereto and Pathlight Capital LLC, as administrative agent and lender.

10.2	Amendment No. 3 to Amended and Restated Credit Agreement, dated February 1, 2018, by and among Destination Maternity Corporation and Cave Springs, Inc., as borrowers, Mothers Work Canada, Inc. and DM Urban Renewal, LLC as guarantors, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and lender.

10.3	Intercreditor Agreement, dated February 1, 2018, by and between Wells Fargo Bank, National Association, as ABL agent and Pathlight Capital LLC, as term agent, acknowledged by Destination Maternity Corporation, Cave Springs, Inc., Mothers Work Canada, Inc. and DM Urban Renewal, LLC.

99.1	Press Release, dated February 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: February 6, 2018	DESTINATION MATERNITY CORPORATION

	By:	/s/ David Stern
David Stern
Executive Vice President & Chief Financial Officer